UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2025

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 of this Current Report on Form 8-K contains a description of the material terms of a Cooperation Agreement (as defined below), which description is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2025, the Board of Trustees (the “Board”) of Elme Communities (“Elme”) increased the size of the Board from seven to eight trustees and appointed Ron D. Sturzenegger, an additional independent trustee, to serve as a member of the Board until Elme’s 2025 annual meeting of shareholders (“2025 Annual Meeting”), and until his successor has been elected and qualifies or his earlier resignation, death or removal. In connection with his appointment as a trustee, the Board has also appointed Mr. Sturzenegger to serve on the transaction committee of the Board which was formed to oversee the previously announced formal evaluation of strategic alternatives.

Ron D. Sturzenegger has over 30 years of experience in the real estate industry through his career at major financial institutions. Mr. Sturzenegger currently serves on the board of directors of KBS REIT III, a public, non-traded REIT focused in the office sector, where he serves as the Chairman of the Conflicts Committee and Member of the Audit Committee. Additionally, Mr. Sturzenegger has served on the boards of directors of various funds affiliated with StepStone. He currently serves on the board of four different StepStone related funds, StepStone Private Markets Fund, StepStone Private Venture and Growth Fund, StepStone Private Infrastructure Fund and StepStone Private Credit Income Fund. For each of the StepStone related funds, Mr. Sturzenegger serves as Chairman of the Independence Committee and as Member of the Audit Committee and Nomination Committee. Mr. Sturzenegger serves on the Executive Committee for the policy advisory board for the Fisher Center for Real Estate & Urban Economics. He a member of the advisory board of the Stanford Professionals in Real Estate.

He served in a variety of roles for Bank of America Corporation and BofA Securities, Inc. from 1998 until his retirement in 2018. Most recently, Mr. Sturzenegger was Enterprise Business & Community Engagement Executive at Bank of America, responsible for leading Bank of America’s strategy to integrate the delivery of its products and services to customers and clients in 90 key U.S. markets and driving global integration opportunities across the enterprise. Prior, he was on the Management Committee of Bank of America and was a Legacy Asset Servicing (LAS) Executive at Bank of America, whose responsibilities included resolving legacy mortgage issues following Bank of America’s acquisition of Countrywide Financial and Merrill Lynch, the management of the servicing of current, delinquent and at-risk loans, and the development and implementation of operational capabilities and processes to address regulators’ concerns regarding robo-signing. Earlier in his career he served as Managing Director and Global Head of Real Estate, Gaming and Lodging Investment Banking at Bank of America Merrill Lynch and its predecessor Bank of America Securities.

Prior to Bank of America, Mr. Sturzenegger served in various roles at Morgan Stanley in Real Estate Investment Banking. He began his career as a Financial Analyst with Bain & Company. Mr. Sturzenegger holds a Bachelor of Science Degree in Industrial Engineering from Stanford University and an MBA from Harvard Business School. Other than as described under the Cooperation Agreement described below, there are no arrangements or understandings pursuant to which Mr. Sturzenegger was elected as a trustee.

As a member of the Board, Mr. Sturzenegger will be entitled to certain compensation that all of Elme’s independent trustees receive, including a $55,000 annual cash retainer and a $100,000 annual common shares of beneficial interest in Elme, par value $0.01 per share (“Common Shares”) grant, each of which will be prorated for Mr. Sturzenegger’s first year of service on the Board.

In connection with his election to the Board, Elme will enter into an indemnification agreement with Mr. Sturzenegger (the “Indemnification Agreement”). Subject to certain terms and conditions, the Indemnification Agreement generally requires Elme to indemnify Mr. Sturzenegger against any and all judgments, penalties, fines, settlements and reasonable expenses actually incurred by or on behalf of Mr. Sturzenegger in connection with any threatened, pending or completed legal proceeding arising by reason of his status as a trustee of Elme. The description is not complete and is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement filed as Exhibit 10(nn) to Elme’s Current Report on Form 8-K filed on July 27, 2009, which is incorporated herein by reference.

On March 19, 2025, Elme also entered into a Cooperation Agreement (the “Cooperation Agreement”) with Argosy-Lionbridge Real Estate Securities, L.P. (“ALM”) and certain other persons and entities listed on Schedule A thereto (together with ALM, the “Investor Group”). Pursuant to the Cooperation Agreement, the Investor Group has agreed not to conduct a proxy contest or engage in any solicitation of proxies regarding the election of trustees with respect to the 2025 Annual Meeting.

Under the Cooperation Agreement, the Investor Group also agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement provisions which remain in effect 30 calendar days prior to the last day of the advance notice period for the submission by shareholders of non-proxy access trustee nominations for Elme’s 2026 annual meeting of shareholders (the “Standstill Period”). The scope of the Investor Group’s commitments, obligations, provisions and other terms are set forth in full in the Cooperation Agreement.

The Cooperation Agreement further provides that, during the Standstill Period, if Mr. Sturzenegger is unable to serve as an independent trustee due to his death or permanent incapacitation and so long as the Investor Group continuously beneficially owns in the aggregate at least the lesser of (i) 2.0% of the then-outstanding Common Shares, and (ii) 1,717,256 Common Shares (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), the Investor Group and Elme shall mutually agree on a replacement trustee nominee who meets various requirements as set forth in the Cooperation Agreement, including that the trustee shall (i) qualify as “independent” as defined by the listing standards of the New York Stock Exchange and by the Securities and Exchange Commission, (ii) not be an employee or affiliate of, and be independent of, the Investor Group and (iii) not be an individual who was previously nominated for election to the Board pursuant to the nomination notice submitted by the Investor Group.

The foregoing summary of the Cooperation Agreement is qualified in its entirety by reference to the text of the Cooperation Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2025, the Board approved a resolution that prohibits Elme from electing to be subject to the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA, contained in Section 3-803, unless such election is first approved by the shareholders of Elme by the affirmative vote of at least a majority of the votes cast by shareholders entitled to vote on such matter. Elme will file Articles Supplementary documenting the resolution of the Board with the Maryland State Department of Assessments and Taxation of Maryland on or about March 21, 2025. As a result of the Articles Supplementary and the resolutions of the Board, Elme will be prohibited from electing to be subject to Section 3-803 of the MGCL, which would permit Elme to classify the Board without shareholder approval, and such prohibition may not be repealed unless first approved by Elme’s shareholders by the affirmative vote of at least a majority of the votes cast by shareholders entitled to vote on such matter.

The foregoing summary information set forth in this Current Report on Form 8-K regarding the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 19, 2025, Elme issued a press release announcing the appointment of Ron D. Sturzenegger to the Board and related information. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Articles Supplementary of Elme Communities
10.1	Cooperation Agreement, dated March 19, 2025, by and among Elme Communities, Argosy-Lionbridge Real Estate Securities, L.P. and the Related Persons on Schedule A thereto
99.1	Press Release, dated March 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President and Chief Administrative Officer

March 19, 2025
(Date)